Exhibit 99.1

Gryphon Gold Updates Progress on Borealis Oxide Heap Leach Operation

VANCOUVER, BRITISH COLUMBIA, May 26, 2011 - Gryphon Gold Corporation (TSX:GGN - News; OTCBB:GYPH - News) (“Gryphon”) is pleased to announce that on site construction work for the Borealis Oxide Heap Leach Operation is scheduled to begin on June 6, 2011. Heap leach pad construction is scheduled for early June with pad loading scheduled for late July. All major components for Phase 1A have been placed on order and delivery complies with the anticipated time line. Gryphon anticipates first revenue from gold sales may be as early as October, 2011. The phases of the construction of the Borealis Oxide Heap Leach Operation and the Borealis Property are described in the 2011 Pre-Feasibility Study referred to below and available on www.sedar.com.

The Company previously announced the closing of a public offering with proceeds from the offering (net of commissions and expenses) of approximately US$9.96 million through the issuance of 89,060,000 shares of common stock of the Company. The Company intends to use the net proceeds of the offering to start oxide heap leach operations at its Borealis gold project, located in Mineral County, Nevada, including to construct necessary facilities, purchase necessary equipment, fund the bonding of the affected areas for reclamation and closure, recruit and hire key operating positions, fund four months of mining operations and for general administrative and working capital needs.

The initial heap leach feed is scheduled to come from the Freedom Flats heap which was previously mined in 1989 and found to contain significant gold value as defined in the 43-101 Pre-Feasibility Update of the Mineral Resources of the Borealis Gold Project located in Mineral County, Nevada, USA as at April 25, 2011 (the “2011 Pre-Feasibility Study”). Additionally, the Company embarked upon a gold grade and recoverability study on this material.

The first round of metallurgical column test work was reported in the recently filed 2011 Pre-Feasibility Study. The gold grade recovery rate from the Freedom Flats heap leach (based on column cyanide leach tests) was reported at 29% in the Pre-Feasibility Study for 1.082 million tons. The new test results from Kappes, Cassiday and Associates, an independent metallurgical testing facility, showed that by crushing the Freedom Flats heap material to less than ¼” the recovery increased from 29.5% to 49.5% .

John Key, Chief Executive Officer of Gryphon, commented “These test results provide additional momentum to our aggressive plan to become a near term gold producer. The Freedom Flats heap at 1.082 million tons now provides additional ounces of recoverable gold. This increased potential yield is expected to contribute to the success of the Borealis Oxide Heap Leach Mine.”

The increased recovery will provide for an additional 8,462 ounces of recovered gold from the Freedom Flats heap. The unit cost per ton processed will increase marginally while the project sees an increase of revenue over the first six to seven months.

“These test results are for the first feed material and represents potential increased revenue for the initial operations” added Key.

For further information please contact:

John L. Key, CEO and President
1-775-883-1456 jkey@grypyhongold.com

Lisanna Lewis, VP, Treasurer, Investor Relations
1-604-261-2229 llewis@gryphongold.com

ABOUT GRYPHON GOLD:

Gryphon Gold is a Nevada-focused gold exploration company. The Company’s principal property is its Borealis gold project located in the Walker Lane gold belt of western Nevada.

This press release contains “forward-looking statements” and "forward-looking information" within the meaning of United States and Canadian securities laws, which may include, but are not limited to statements relating to the Company’s plans to advance its Borealis project; the schedule for site construction work, heap leach pad construction, pad loading, and revenue from gold sales at the Borealis project; assumptions related to the commercial viability of the Borealis project; assumptions related to gold grade and recoverability, estimates of tonnage and grade, and other statements relating to plans, estimates, objectives, and timing. Such forward-looking statements and forward-looking information reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risk that financing for the development of the Borealis Oxide Heap Leach Project may not be available on terms satisfactory to the Company if at all, risks associated with the start up of mining operations, and the risks and uncertainties outlined under the section headings “Forward-Looking Statements” and “Risks Factors and Uncertainties” in the Company’s annual report on Form 10-K, as filed with the SEC on June 28, 2010, under the section heading “Risk Factors” in the Company’s most recent quarterly report on Form 10-Q , as filed with the SEC on February 11 2011, and in the Company’s other reports, documents, and registration statements filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com ). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. The Company does not undertake to update forward-looking statements or forward-looking information, except as may be required by law. Full financial statements and securities filings are available on the Company’s website: www.gryphongold.com and www.sec.gov or www.sedar.com.

The technical report information in this press release was approved by Mr. Steve Craig, VP of Exploration of Gryphon Gold Corporation, and is a Qualified Person as defined by National Instrument 43-101 of the Canadian Securities Administrators. Mr. Craig has supervised the preparation of the data contained in the press release.

Cautionary Note to U.S. Investors concerning estimates of Reserves and Resources: The 2011 Pre-Feasibility Study referred to in this press release uses the terms "Proven and Probable Reserves" and "Mineral Reserves". We advise U.S. investors that while these terms are Canadian mining terms as defined in accordance with Canadian National Instrument 43-101 (“NI 43-101") – Standards of Disclosure for Mineral Projects and the Canadian Institute of Mining, Metallurgy and Petroleum ("CIM") – CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended, such definitions differ from the definitions in U.S. Securities and Exchange Commission ("SEC") Industry Guide 7. Under SEC Industry Guide 7 standards, a "final" or "bankable" feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority. U.S. investors are cautioned not to assume that any part or all of mineral deposits in this category will ever be converted into SEC Industry Guide 7 reserves. The 2011 Pre-Feasibility Study also uses the terms “Measured Resources”, “Indicated Resources”, “Measured & Indicated Resources” and “Inferred Resources.” We advise U.S. investors that while these terms are defined in and required by Canadian regulations, these terms are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. “Inferred Resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or pre-feasibility study, except in rare cases. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit measures. U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into Guide 7 reserves.